POWER OF ATTORNEY

for Forms ID, 3, 4 and 5

pursuant to Section 16 of the Securities and Exchange Act of 1934

 KNOW ALL MEN BY THESE PRESENTS, that I

hereby constitute and appoint Teresa A. Beaufait, as my true and lawful attorney-in-fact and agent, with full power of

 substitution and resubstitution, for me and in my name, place,

and stead as a director, officer or beneficial owner of

more than 10% of the common stock of SITEL Corporation,

 to sign and file (whether electronically or in paper copy)

on my behalf, pursuant to Section 16 of the Securities

 Exchange Act of 1934, as amended, and the regulations

thereunder, any and all Forms ID, 3, 4 and 5, and

 any amendment thereto, with the United States Securities

 and Exchange Commission, relating to my status as a

 director, officer or beneficial owner of common stock

 of SITEL Corporation, granting unto such attorney-in-fact

 and agent full power and authority to do and perform

 each and every act and thing requisite and necessary with

 respect to such Forms ID, 3, 4 and 5 as fully to all

intents and purposes as I might or could do in person,

 hereby ratifying and confirming all that any such

 attorney-in-fact and agent, or her substitute or substitutes,

 lawfully may do or cause to be done by virtue of this power of attorney.  This power of attorney shall remain in

 full force and effect until the undersigned is no longer required to file Forms ID, 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by SITEL

 Corporation, unless earlier revoked by the undersigned in

 a signed writing delivered to the foregoing attorney-in-fact.

 Dated:   December 15, 2003.

S/

      Kelvin C. Berens